UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On March 14, 2018, Supernus Pharmaceuticals, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC, as the initial purchasers (collectively, the “Initial Purchasers”), in connection with the offering and sale of $350 million aggregate principal amount of 0.625% Convertible Senior Notes due 2023 (the “Notes”).  The Company also granted the Initial Purchasers an over-allotment option to purchase, within a 30-day period, up to an additional $52.5 million principal amount of additional Notes on the same terms and conditions, which the Initial Purchasers exercised in full on March 15, 2018.  A copy of the Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

On March 19, 2018, the sale of Notes was settled and the Notes were issued pursuant to an Indenture, dated as of March 19, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.  The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.  A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The Company will pay interest on the Notes at an annual rate of 0.625%, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2018.  The Notes will mature on April 1, 2023, unless earlier converted or repurchased by the Company.

Noteholders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2018, if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price on such trading day; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as specified in the Indenture; and (4) at any time from, and including, October 1, 2022 until the close of business on the second scheduled trading day immediately before the maturity date.  The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, based on the applicable conversion rate.  The initial conversion rate is 16.8545 shares per $1,000 principal amount of the Notes, which represents an initial conversion price of approximately $59.33 per share, and is subject to adjustment as specified in the Indenture.

If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.  If a “fundamental change” (as defined in the Indenture) occurs, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

The Company may not redeem the Notes at its option before maturity.

The Notes are the Company’s senior, unsecured obligations and will be equal in right of payment with the Company’s future senior, unsecured indebtedness, senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes and effectively subordinated to the Company’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.  The Notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

In connection with the pricing of the Notes on March 14, 2018 and, in connection with the exercise of the over-allotment option by the Initial Purchasers on March 15, 2018, the Company entered into separate privately negotiated convertible note hedge transactions (collectively, the “Convertible Note Hedge Transactions”) with each of Deutsche Bank AG, London Branch, Bank of America, N.A. and JPMorgan Chase Bank, National Association, London Branch (the “Call Spread Counterparties”).  The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes, as described below.  Concurrently with entering into the Convertible Note Hedge Transactions on each such date, the Company also entered into separate privately negotiated warrant transactions (collectively, the “Warrant Transactions”) with each of the Call Spread Counterparties whereby the Company sold to the Call Spread Counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of the Company’s common stock.  The Convertible Note Hedge Transactions and the Warrant Transactions are separate contracts entered into by the Company with the Call Spread Counterparties, are not part of the terms of the Notes and will not affect the noteholders’ rights under the Notes.  Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.

The Convertible Note Hedge Transactions are expected to reduce generally the potential dilution with respect to the Company’s common stock upon conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes.  The Warrant Transactions are intended to partially offset the cost to the Company of the purchased Convertible Note Hedge Transactions; however, the Warrant Transactions could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the strike price of the warrants.  The strike price of the Warrant Transactions will initially be $80.9063 per share of the Company’s common stock (subject to adjustment).

Copies of the confirmations relating to the Convertible Note Hedge Transactions and Warrant Transactions are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference (and this description is qualified in its entirety by reference to such documents).

The net proceeds from the sale of the Notes were approximately $391.3 million, after deducting the Initial Purchasers’ discounts, commissions and estimated offering expenses.  The Company used approximately $27.2 million of the net proceeds to pay the cost of the Convertible Note Hedge Transactions, taking into account the proceeds to the Company of the Warrant Transactions, and plans to use the remaining balance of the net proceeds to acquire or invest in complementary businesses, companies, products and technologies and for working capital and other general corporate purposes, including, without limitation, capital expenditures and research and development activities for potentially acquired or in-licensed product candidates.

Item 2.03                   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

On March 19, 2018, the Company issued $402.5 million aggregate principal amount of the Notes in a private offering, including $52.5 million aggregate principal amount of the Notes to cover over-allotments, which Notes are governed by the Indenture.

Item 3.02                                           Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by

Rule 144A under the Securities Act.  The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Pursuant to the Warrant Transactions, the Company issued warrants to the Call Spread Counterparties initially relating to the same number of shares of common stock of the Company initially underlying the Notes.  The Company entered into the Warrant Transactions with the Call Spread Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

To the extent that any shares of common stock are issued upon conversion of the Notes or exercise of the warrants by the Call Spread Counterparties pursuant to the Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 8.01                                           Other Events

On March 15, 2018, the Company issued a press release announcing the pricing of the Notes.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit 4.1 — Purchase Agreement, dated March 14, 2018, among Supernus Pharmaceuticals, Inc. and Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC

Exhibit 4.2 — Indenture, dated as of March 19, 2018, between Supernus Pharmaceuticals, Inc. and Wilmington Trust, National Association, as trustee

Exhibit 10.1 — Base Convertible Bond Hedge Transaction, dated March 14, 2018, between Deutsche Bank AG, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.2 — Base Convertible Bond Hedge Transaction, dated March 14, 2018, between Bank of America, N.A. and Supernus Pharmaceuticals, Inc.

Exhibit 10.3 — Base Convertible Bond Hedge Transaction, dated March 14, 2018, between JPMorgan Chase Bank, National Association, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.4 — Base Issuer Warrant Transaction, dated March 14, 2018, between Deutsche Bank AG, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.5 — Base Issuer Warrant Transaction, dated March 14, 2018, between Bank of America, N.A. and Supernus Pharmaceuticals, Inc.

Exhibit 10.6 — Base Issuer Warrant Transaction, dated March 14, 2018, between JPMorgan Chase Bank, National Association, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.7 — Additional Convertible Bond Hedge Transaction, dated March 15, 2018, between Deutsche Bank AG, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.8 — Additional Convertible Bond Hedge Transaction, dated March 15, 2018, between Bank of America, N.A. and Supernus Pharmaceuticals, Inc.

Exhibit 10.9 — Additional Convertible Bond Hedge Transaction, dated March 15, 2018, between JPMorgan Chase Bank, National Association, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.10 — Additional Issuer Warrant Transaction, dated March 15, 2018, between Deutsche Bank AG, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 10.11 — Additional Issuer Warrant Transaction, dated March 15, 2018, between Bank of America, N.A. and Supernus Pharmaceuticals, Inc.

Exhibit 10.12 — Additional Issuer Warrant Transaction, dated March 15, 2018, between JPMorgan Chase Bank, National Association, London Branch and Supernus Pharmaceuticals, Inc.

Exhibit 99.1 — Press Release dated March 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: March 20, 2018	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer